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                                                                   Exhibit 1.01
                                 TERMS AGREEMENT


                                           February 27, 2002



Citigroup Inc.
399 Park Avenue
New York, New York 10043

Attention:      Treasurer

Ladies and Gentlemen:

         We understand that Citigroup Inc., a Delaware corporation (the "Company"), proposes to issue and sell $1,500,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.443% of the principal amount thereof, plus accrued interest, if any from the date of issuance. The Closing Date shall be March 6, 2002, at 8:30 A.M. at the Corporate Law offices of Citigroup Inc. located at 425 Park Avenue, New York, New York 10043.

         The Securities shall have the following terms:

Title: ....................................    5.000% Senior Notes due 2007
Maturity: .................................    March 6, 2007
Interest Rate: ............................    5.000% per annum
Interest Payment Dates: ...................    Semi-annually   on  March   6
                                               and   September   6, commencing
                                               September 6, 2002
Initial Price to Public: ..................    99.768%  of  the principal amount
                                               thereof,   plus accrued interest,
                                               if any, from the date of issuance
Redemption Provisions: ....................    The  Securities  are not
                                               redeemable  by the Company prior
                                               to  maturity,  except upon the
                                               occurrence  of certain events
                                               involving United States taxation,
                                               as set  forth  in  the
                                               Prospectus  Supplement,   dated
                                               February 27, 2002,  to the
                                               Prospectus, dated March 30, 2001.
Record Date: ..............................    The  February  15  or  August  15
                                               preceding   each Interest Payment
                                               Date



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Additional Terms:

         The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC"), the Euroclear System and Clearstream Banking, societe anonyme, or their respective nominees, as described in the Prospectus Supplement relating to the Securities. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by such entities and their respective participants. Owners of beneficial interests in the Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus Supplement. Principal and interest on the Securities shall be payable in United States dollars. The provisions of Sections 11.03 and 11.04 of the Indenture relating to defeasance shall apply to the Securities.

         All the provisions contained in the document entitled "Primerica Corporation - Debt Securities - Underwriting Agreement - Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

     Basic Provisions varied with respect to this Terms Agreement:

     (a) all references to Primerica Corporation shall refer to Citigroup Inc.;

     (b) in the second line of Section 2(a), delete "(33-55542), including a prospectus" and insert in lieu thereof "(333-57364), including a prospectus" and any reference in the Basic Provisions to the "Registration Statement" shall be deemed to be a reference to such registration statement on Form S-3;

     (c) in the third paragraph of Section 3, delete the phrase "certified or official bank check or checks in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

     (d) in the fifth paragraph of Section 3, delete the phrase "certified or official bank check in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day"

     (e) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global";

     (f) in the ninth line of Section 6(a), delete "such registration statement when it became effective, or in the Registration Statement," and insert in lieu thereof "the Registration Statement";

     (g) in the eighth line of Section 6(b), delete "in any part of such registration statement when it became effective, or in the Registration Statement," and insert in lieu thereof "the Registration Statement"; and

     (h) in the sixth line of Section 10, delete "65 East 55th Street, New York, New York 10022," and insert in lieu thereof "399 Park Avenue, New York, New York 10043."

         The Company agrees to use its best efforts to have the Securities approved for listing on the Luxembourg Stock Exchange.

         The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

         Each Underwriter further agrees and hereby represents that:

         (a) it has not offered or sold, and, prior to the expiration of the period of six months from the Closing Date for the issuance of the notes, will not offer or sell any Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995, as amended (the "Regulations");

         (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

         (c) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of FSMA does not apply to Citigroup;

         (d) it will not offer or sell any Securities directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

         (e) it is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the Securities and that it will comply with the Securities Selling Prospectus Act (the "SSPA") of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). In particular, each underwriter has undertaken not to engage in public offering (offentliche Anbieten) in the Federal Republic of Germany with respect to any Securities otherwise than in accordance with the SSPA and any other act replacing or supplementing the SSPA and all the other applicable laws and regulations;

         (f) the Securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France the Prospectus Supplement, the Prospectus or any other offering material relating to the Securities; and

         (g) it and each of its affiliates has not offered or sold, and it will not offer or sell, the Securities by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

         In addition to the legal opinions required by Sections 5(c) and 5(d) of the Basic Provisions, the Underwriters shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. tax counsel to the Company, dated the Closing Date, to the effect that although the discussion set forth in the Prospectus Supplement under the heading "United States Federal Income Tax Considerations For Non-United States Holders" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities to non-United States holders of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities to non-United States holders of the Securities.

         John R. Dye, Esq., Associate General Counsel of the Company, is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is special U.S. tax counsel to the Company. Dewey Ballantine LLP is counsel to the Underwriters.

         Please accept this offer no later than 9:00 o'clock p.m. Eastern Standard Time on February 27, 2002 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

         "We hereby accept your offer, set forth in the Terms Agreement, dated February 27, 2002, to purchase the Securities on the terms set forth therein."


                                         Very truly yours,

                                         SALOMON SMITH BARNEY INC.
                                         BANC ONE CAPITAL MARKETS, INC.
                                         BEAR, STEARNS & CO. INC.
                                         CREDIT SUISSE FIRST BOSTON CORPORATION
                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED
                                         BANC OF AMERICA SECURITIES LLC
                                         BANK BRUSSEL LAMBERT N.V.
                                         RBC DOMINION SECURITIES CORPORATION
                                         SUNTRUST CAPITAL MARKETS, INC.
                                         UBS WARBURG LLC
                                         THE WILLIAMS CAPITAL GROUP, L.P.



                                         By: SALOMON SMITH BARNEY INC.

                                         By:  /s/ James Harasimowicz
                                              Name:      James Harasimowicz
                                              Title:     Managing Director





ACCEPTED:

CITIGROUP INC.

By:  /s/ Guy R. Whittaker
      Name:  Guy R. Whittaker
      Title:    Treasurer
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                                     ANNEX A



Name of Underwriter                     Principal Amount of 2007 Notes

Salomon Smith Barney Inc.                                $1,260,000,000
Banc One Capital Markets, Inc.                               37,500,000
Bear, Stearns & Co. Inc.                                     37,500,000
Credit Suisse First Boston Corporation                       37,500,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated                                                 37,500,000
Banc of America Securities LLC                               15,000,000
Bank Brussel Lambert N.V.                                    15,000,000
RBC Dominion Securities Corporation                          15,000,000
SunTrust Capital Markets, Inc.                               15,000,000
UBS Warburg LLC                                              15,000,000
The Williams Capital Group, L.P.                             15,000,000
                                                  ---------------------
         Total                                           $1,500,000,000